Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of WEST PENN FUNDING LLC, hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 19, 2003	/s/ REGIS F. BINDER Regis F. Binder Chief Financial Officer